UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patrick Fabbio as Chief Financial Officer

On January 30, 2023, Protara Therapeutics, Inc. (the “Company”) announced that, effective as of January 30, 2023, Patrick Fabbio had been appointed as Chief Financial Officer of the Company. Mr. Fabbio will serve as the Company’s principal financial officer effective January 30, 2023, replacing Jesse Shefferman, the Company’s President and Chief Executive Officer, who had been serving in such role while the Company searched for a Chief Financial Officer. Hannah Fry, the Controller of the Company, will remain the Company’s principal accounting officer.

Mr. Fabbio, 55, brings more than 30 years of experience in financial, operational and transactional leadership in both publicly-traded and privately-held life science and pharmaceutical companies. Prior to joining the Company, Mr. Fabbio served as President and Chief Financial Officer of Rafael Holdings, Inc., beginning in November 2021. Previously, Mr. Fabbio was Chief Financial Officer of WindMIL Therapeutics, Inc. from March 2020 to July 2021 and Progenics Pharmaceutics, Inc. from November 2015 to March 2020. Mr. Fabbio has also served as Chief Financial Officer of electroCore Medical, LLC and Ikano Therapeutics, Inc.; Vice President of Finance at NPS Pharmaceuticals, Inc.; and Vice President of Finance, Innovation and Growth at Catalent Pharma Solutions, Inc. Mr. Fabbio also held roles in financial positions at Sanofi-Aventis U.S. LLC, UniPath Diagnostics Co., BioMatrix, Inc. and Coopers & Lybrand LLP. He is also a board member of BeyondSpring Therapeutics, Inc.

Mr. Fabbio holds a Master of Business Administration in Finance from the Stern School of Business at New York University and a Bachelor of Business Administration in Accounting from Pace University. Mr. Fabbio has no family relationships with any director or officer of the Company, nor any relationships with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Fabbio’s appointment as the Chief Financial Officer, the Company and Mr. Fabbio entered into an Executive Employment Agreement, dated January 5, 2023 and effective as of January 30, 2023 (the “Executive Employment Agreement”). Pursuant to the terms of his Executive Employment Agreement, Mr. Fabbio is entitled to an initial annual base salary of $445,000 per year, an annual discretionary cash bonus of 45% of Mr. Fabbio’s then-current base salary and a one-time signing bonus of $25,000.

Mr. Fabbio’s Executive Employment Agreement also provides for the grant of a stock option to purchase 300,000 shares of the Company’s common stock with an exercise price per share equal to the closing price per share on the grant date, January 30, 2023. Such stock option is subject to a four-year vesting schedule with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the balance of the shares vesting in equal monthly installments over the subsequent 36 months of continuous service thereafter. Such award will be granted under the Company’s 2020 Inducement Plan, and Mr. Fabbio will be eligible for future equity awards under the Company’s Amended and Restated 2014 Equity Incentive Plan or such other plan or arrangements the Company may have in effect from time to time on an annual basis, in either case, as approved by the Board (or a committee thereof) in its sole discretion.

Under the terms of his Executive Employment Agreement, if Mr. Fabbio is terminated by the Company without cause or resigns for good reason, he is entitled to receive (i) payment of his then-current base salary through the effective date of the termination or resignation, (ii) a one-time cash payment equal to nine months’ of his then-current base salary, (iii) a one-time cash payment equal to twelve months’ of his target bonus, (iv) reimbursement of any healthcare premium costs for nine months, at the same level of coverage as he had during employment, and (v) reimbursement of any benefit plan premium costs paid by him for nine months at same level of coverage he had during his employment at the Company. The severance benefits described in the foregoing sentence are, in each case, subject to Mr. Fabbio’s compliance with continuing obligations to the Company and his execution of a general release in favor of the Company. In addition to the foregoing, if Mr. Fabbio is terminated other than for cause, death or disability during the twelve months following a change in control of the Company, Mr. Fabbio will be entitled to acceleration of 100% of his then unvested outstanding equity awards and, in lieu of the payment referred to in (ii) above, a one-time cash payment equal to twelve months’ of his then-current base salary.

The foregoing description of Mr. Fabbio’s Executive Employment Agreement is only a summary, and it is qualified in its entirety by the Executive Employment Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023.

Item 7.01. Regulation FD Disclosure.

On January 30, 2023, the Company issued a press release announcing the appointment of Mr. Fabbio as the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 30, 2023, issued by the Registrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTARA THERAPEUTICS, INC.

Date: January 30, 2023	By:	/s/ Jesse Shefferman
Jesse Shefferman
Chief Executive Officer

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